Exhibit 32.1

Certification of the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Bunker Hill Mining Corp. (formerly Liberty Silver Corp.) (the “Company”) on Form 10-K for the six months ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Sam Ash, the Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sam Ash
Chief Executive Officer, Principal Executive Officer, Director

Date: March 31, 2021